Exhibit 99.2

      Trenwick Group Ltd.        LOM Building              Tel 441.292.4985
                                 27 Reid Street            Fax 441.292.4878
                                 Hamilton HM 11
                                 Bermuda

         NYSE Symbol: TWK

         Contact: Alan L. Hunte, Executive Vice President and Chief
                  Financial Officer - 441.292.4985

--------------------------------------------------------------------------------
For Immediate Release
--------------------------------------------------------------------------------

               Trenwick and Chubb Re Create Underwriting Facility
                      and Trenwick Announces Reserve Review

Hamilton, Bermuda, October 25, 2002 . . .

Trenwick Group Ltd. ("Trenwick") announced today that its subsidiary Trenwick America Reinsurance Corporation had entered into an underwriting facility with Chubb Re, Inc., a subsidiary of The Chubb Corporation. The underwriting facility will permit Trenwick to underwrite up to $400 million of U.S. reinsurance business on behalf of Chubb Re in the remainder of 2002 and 2003. Chubb Re will retain final underwriting authority and claims authority with respect to all business generated through the underwriting facility. The underwriting facility will be in addition to Chubb Re's current underwritings.

Chubb Re will receive one-third and Trenwick will receive two-thirds of the profits generated by the business. Chubb Re will receive a 5% fronting fee on two-thirds of the business written through the underwriting facility. In addition, Trenwick will reinsure Chubb Re for 100% of the losses incurred under the underwriting facility in excess of the premiums collected and investment income earned in the underwriting facility. To secure its reinsurance obligations to Chubb Re, Trenwick has agreed to post a $50 million security deposit with Chubb Re and all premiums collected from the facility shall be paid to Chubb Re.

Stephen H. Binet, President and Chief Executive Officer of Trenwick America Reinsurance Corporation, stated, "We are enthused about establishing a relationship with Chubb Re that enables Trenwick to continue to serve our longstanding clients and fully participate in the current robust reinsurance market."

John Berger, President and Chief Executive Officer of Chubb Re, stated, "This is a very good deal for both parties. Over Trenwick's history, their United States treaty operation has developed a very loyal following on a book of business which is complementary to the business done by Chubb Re. We see this as an opportunity to participate in Trenwick's business at an opportune time and will have the benefit of receiving a fronting fee and protection from a secured stop loss contract."

Trenwick also announced today that it had engaged independent actuaries to conduct a review of Trenwick's reserves for loss and loss adjustment expenses at each of its operating subsidiaries. It is expected that the reserve study will take between 60 and 90 days to complete. Trenwick will record any appropriate adjustments to its reserves based upon the information provided by the reserve study in its reported results for the fourth quarter of 2002.

W. Marston Becker, Acting Chairman and Acting Chief Executive Officer of Trenwick, stated, "The underwriting facility and the reserve review are two important steps towards improving Trenwick's position with its clients, investors and rating agencies. We will continue to proactively address the issues facing Trenwick and strive to maintain the levels of customer service and innovative thinking for which the company has historically been known."

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with three principal businesses operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's reinsurance business provides treaty reinsurance to insurers of property and casualty risks from offices in the United States and Bermuda. Trenwick's international operations underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis through its London insurer and at Lloyd's. Trenwick's U.S. specialty program insurance business underwrites U.S. property and casualty insurance through specialty program administrators.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements, including in particular Trenwick's forecast of future earnings, involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of Trenwick or its industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Trenwick has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in Trenwick's Securities and Exchange Commission filings, including but not limited to its most recent Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission, and such discussions regarding risk factors are hereby incorporated by reference into this press release. Copies of such Securities and Exchange Commission filings are available from Trenwick or directly from the Securities and Exchange Commission.